SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report (Date of earliest event reported) October 30, 2013

Air T, Inc.

(Exact Name of Registrant as Specified in its Charter)

             Delaware                                                          0-11720                                                                52-1206400
                    (State or Other Jurisdiction                            (Commission File Number)              (I.R.S. Employer
                            of Incorporation)                          Identification No.)

3524 Airport Road
        Maiden, North Carolina 28650
(Address of Principal Executive Offices)
 (Zip Code)

                                   (828) 464-8741
 (Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2013, Walter Clark resigned as the Chief Executive Officer and President of Air T, Inc. (the “Company”).  On November 5, 2013, Walter Clark conditionally resigned as a director of the Company to be effective on November 13, 2013.

On October 31, 2013, Nicholas J. Swenson, the Chairman of the Board of Directors of the Company, was appointed interim Chief Executive Officer and President of the Company.  Information regarding Mr. Swenson included under the heading “Proposal 1 – Election of Directors” in the Company’s definitive proxy statement for its annual meeting of stockholders held on August 30, 2013, which was filed with the Securities and Exchange Commission on July 22, 2013, is incorporated herein by reference.

On November 4, 2013, the Board of Directors of the Company elected William H. Simpson, an Executive Vice President of the Company, as a director to fill the vacancy to be created by Mr. Clark’s resignation.  Information regarding Mr. Simpson included under the headings “Executive Officers” and “Certain Transactions” in the Company’s definitive proxy statement for its annual meeting of stockholders held on August 30, 2013, which was filed with the Securities and Exchange Commission on July 22, 2013, is incorporated herein by reference.

On November 5, 2013 the Company and Mr. Clark entered into a Separation Agreement and Release dated as of November 5, 2013 (the “Separation Agreement”) to be effective on November 13, 2013.  The Separation Agreement provides for the payment to Mr. Clark of severance (including a pro-rated portion of incentive compensation for the fiscal year ending March 31, 2014) and continued health insurance coverage as had been provided under the terms of the Employment Agreement between Mr. Clark and the Company dated July 8, 2005, as amended (the “Employment Agreement”). The Separation Agreement also provides for the purchase by the Company of the approximately 93,757 shares of common stock of the Company held by Mr. Clark at a price of $11.50 per share and the cancellation of options held by Mr. Clark to purchase 50,000 shares of common stock of the Company at an exercise price of $8.29 per share upon payment by the Company to Mr. Clark of $160,500.00.  The Separation Agreement also includes a mutual release of claims by Mr. Clark and the Company, certain of its directors and its subsidiaries, as well as provisions addressing, among other things, continuing obligations of Mr. Clark under the Employment Agreement (including noncompetition obligations) and mutual nondisparagement obligations of the parties.  The Separation Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
10.1	Separation Agreement and Release, dated as of November 5, 2013, between the Company and Walter Clark

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2013

AIR T, INC.

By: /s/ John Parry
John Parry, Vice President-Finance,
Chief Financial Officer and Secretary

Exhibit Index

Exhibit	Description
10.1	Separation Agreement and Release, dated as of November 5, 2013, between the Company and Walter Clark